UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCAHNGE ACT OF 9134

RELIABRAND INC.

(Exact name of Registrant as specified in its charter)

Nevada, USA	75-3260541
(State of Incorporation)	(IRS Employer Identification No.)

23890 Copper Hill Drive, #206, Valencia CA 91354

(Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-146441

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No.  333-146441) as filed with the Securities and Exchange Commission on October 2, 2007, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.                      Exhibits

The following exhibits are filed as a part of this Registration Statement:

3.1	Articles of Incorporation of Reliabrand Inc. f/k/a A & J Venture Capital Group, Inc. (1)

3.2	Bylaws of Reliabrand Inc., f/k/a A & J Venture Capital Group, Inc. (1)

3.5	Amendment to Articles of Incorporation (2)

4.1	Form of common stock Certificate of Reliabrand Inc. f/k/a A & J Venture Capital Group, Inc. (1)

(1)  Incorporated by reference to exhibits on Registrant’s Registration Statement on Form S-B2 (SEC File No. 333-146441) filed October 2, 2007.

(2)  Incorporated by reference to exhibits on Registrant’s Form 8-K (SEC File No. 333-146441) filed March 4, 2011.

* Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABRAND INC.

March 9, 2011	By:	/s/ Antal Markus
Antal Markus, CEO